EXHIBIT 99.1

Investor Relations: Media Relations:

Kathleen Bela	Melanie Branon
Juniper Networks, Inc.	Juniper Networks, Inc.
(408) 936-7804	(408) 936-2632
kbela@juniper.net	mbranon@juniper.net

Juniper Networks, Inc. Announces Preliminary Results for Q1 2009 and Date of Conference Call and
Webcast

SUNNYVALE, Calif., April 07, 2009 – Juniper Networks, Inc. (NASDAQ: JNPR), the leader in high-performance networking, today announced preliminary results for the quarter ended March 31, 2009. Revenue for the quarter is expected to range between $760 to $765 million, below the company’s guidance of $800 to $830 million, primarily driven by lower than expected sales to Service Providers. As a result of previously communicated expense reduction initiatives, total non-GAAP operating expenses for the quarter are expected to range between $375 and $380 million, better than the company’s guidance of approximately $408 million. Therefore, the company expects non-GAAP operating margin to be approximately 16%, resulting in non-GAAP EPS of $0.16 to $0.17 per diluted share, within the company’s guidance range of $0.15 and $0.17.

The company will release full Q1 2009 preliminary financial results and commentary on these results, on April 23, 2009 after the close of the market and will host its regularly scheduled conference call at 1:45 p.m. (Pacific Time), to be broadcast live over the Internet.

To participate via telephone, the toll free dial-in number is 877-407-8033, international callers dial 201-689-8033. Please dial-in ten minutes prior to the scheduled conference call time. The webcast will be available at http://www.juniper.net/company/investor/conferencecall.html.

The webcast replay will be available on the Juniper Networks website until June 12, 2009.

About Juniper Networks
Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses.  Additional information can be found at www.juniper.net.

Juniper Networks, JUNOS and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Forward Looking Statements
Statements in this release concerning Juniper Networks’ expected preliminary financial results for the period ended March 31, 2009, are forward-looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: adjustments made to preliminary financial results in the course of the company’s quarterly financial closing process; contractual terms that may result in the deferral of revenue; the receipt of point of sale reports from channel partners; and other factors listed in Juniper Networks’ most recent report on Form 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Discussion of Non-GAAP Financial Measures

This press release includes presentation of preliminary estimates of the following non-GAAP financial measures for the quarter ended March 31, 2009: operating expense, operating margin and net income per share. A presentation of comparable estimates based upon U.S. generally accepted accounting principles, or GAAP, is not available at this time without unreasonable effort. These non-GAAP measures are not presented in accordance with, nor are they a substitute for, GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this press release should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Juniper Networks (“we”, “us” or the “company”) utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of non-GAAP measures to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the period covered by this press release and, in particular, in evaluating our estimates of non-GAAP measures presented above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share.

Acquisition Related Expenses. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of retroactive tax legislation; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies.  We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions, and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Non-GAAP Net Income Per Share Items. We provide an estimate of diluted non-GAAP net income per share. Our basic non-GAAP net income per share is calculated based on our estimate of non-GAAP net income and the weighted-average number of shares expected to be outstanding during the reporting period. The diluted non-GAAP income per share estimate includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

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